Transocean Ltd. Announces Pricing of U.S. $750 Million of Senior Unsecured Notes due 2027

STEINHAUSEN, Switzerland – January 8, 2020 – Transocean Ltd. (NYSE: RIG) announced today that Transocean Inc., its wholly-owned subsidiary (collectively with Transocean Ltd., “Transocean”), has priced its previously-announced offering of U.S. $750 million aggregate principal amount of senior unsecured notes due 2027 (the “Notes”) to eligible purchasers pursuant to Rule 144A/Regulation S. The Notes will be fully and unconditionally guaranteed by Transocean Ltd. and certain of Transocean Inc.’s subsidiaries.

The Notes will bear interest at the rate of 8.0% per annum. The offering is expected to close on or about January 17, 2020, subject to customary closing conditions. Transocean intends to use the net proceeds from this offering to refinance, repurchase and/or redeem certain of its existing indebtedness in one or more transactions, and/or for general corporate purposes.

The Notes and the guarantees (together, the “securities”) have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) (unless in circumstances falling within article 36 of the FinSA). This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities in the United States, shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such offering or sale would be unlawful and does not constitute a prospectus within the meaning of the FinSA or advertising within the meaning of the FinSA. There shall not be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 45 mobile offshore drilling units consisting of 28 ultra-deepwater floaters, 14 harsh environment floaters and three midwater floaters. In addition, Transocean is constructing two ultra-deepwater drillships.

Forward-Looking Statements

This news release contains certain forward-looking information and forward-looking statements as defined in applicable securities laws (collectively referred to as “forward-looking statements”). Forward-looking statements include statements regarding the Transocean’s plans to issue the Notes and use the proceeds therefrom.

Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Transocean to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause actual results to vary include, but are not limited to, risks relating to the closing of Transocean’s offering of the Notes, conditions in financial markets, investor response to Transocean’s offering of the Notes and the guarantees of the Notes, and other risk factors as detailed from time to time in Transocean Ltd.’s reports filed with the U.S. Securities and Exchange Commission.

Readers are cautioned against unduly relying on forward-looking statements. Forward-looking statements are made as of the date of the relevant document and, except as required by law, Transocean undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise.

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Lexington May

+1 832-587-6515

Media Contact:

Pam Easton

+1 713-232-7647